Exhibit 99.1

Tony Zingale Joins LivePerson Board of Directors

NEW YORK -- July 17, 2025 -- LivePerson (NASDAQ: LPSN), a leading provider of trusted enterprise conversational AI and outcome-driven digital transformation, today announced the appointment of Tony Zingale to its Board of Directors, effective immediately. Mr. Zingale brings to LivePerson's Board decades of experience in leading and scaling high-growth enterprise software companies, with deep expertise in go-to-market strategies, product innovation, and operational excellence.

"We are thrilled to welcome Tony Zingale to our Board of Directors," said John Sabino, CEO of LivePerson. "Tony's expertise and proven track record driving growth and innovation within the enterprise SaaS and software industries will be invaluable as we continue to pursue our strategy of empowering brands to create more personal and impactful customer connections, and our goal to deliver value to our customers and shareholders."

Mr. Zingale is a seasoned board member, operating executive, investor, and advisor with over 40 years of experience in the technology industry. His extensive experience in enterprise software ranges from product development and market strategy to scaling global operations and driving shareholder value. He currently serves on the Boards of Directors for ON24 along with privately held companies Expressive, and Athos Therapeutics. Previously, he served as CEO and Executive Chairman of Jive Software, where he successfully led the company through its IPO and established it as a leader in enterprise collaboration. Prior to Jive, Mr. Zingale held leadership positions at several prominent technology companies, including President and CEO of Mercury Interactive, a business technology optimization company (acquired by Hewlett-Packard) and President and CEO of Clarify, a CRM company (acquired by Nortel Networks).

"I am excited to join the LivePerson Board at such a pivotal time for the company and the conversational AI industry," said Mr. Zingale. "LivePerson has a unique and powerful vision for transforming how businesses engage with their customers, and I believe my experience in scaling enterprise software companies and navigating complex market dynamics can contribute significantly. I look forward to working with the Board and management team to help LivePerson achieve its strategic objectives and deliver value to its customers and shareholders."

About LivePerson
LivePerson (NASDAQ: LPSN) is a leader in trusted enterprise conversational AI and digital transformation. The world's leading brands — including HSBC, Virgin Media and Chipotle — use our award-winning LivePerson platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing uniquely rich data analytics and safety tools to unlock the power of conversational AI for better business outcomes. Fast Company named LivePerson the #1 Most Innovative AI Company in the world. Learn more at liveperson.com.

Forward-Looking Statements
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties, and actual events or results may differ materially from our expectations. Some of the factors that could cause events or results to differ from our expectations include, without limitation, our ability to execute on and deliver our current business, sales, go-to-market and product plans and goals, and the other factors described in the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2024. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Exhibit 99.1
Investor Relations Contact:

ir-lp@liveperson.com

Media Contact:

pr@liveperson.com